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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Current Report of Radian Group Inc. on Form 8-K/A and to the incorporation by reference in Registration Statement No. 333-52762 on Form S-8, Registration Statement No. 333-54964 on Form S-3, Registration Statement No. 333-81549 on Form S-8, Registration Statement No. 333-40623 on Form S-8, Registration Statement No. 33-98106 on Form S-8, Registration Statement No. 33-67366 on Form S-8 and Registration Statement No. 33-57872 on Form S-8, each a Registration Statement of Radian Group Inc., of our report related to the consolidated financial statements of Enhance Financial Services Group Inc. dated March 27, 2000 and our report related to Credit-Based Asset Servicing and Securitization LLC dated January 6, 2000, each appearing in the Annual Report on Form 10-K/A of Enhance Financial Services Group Inc. for the year ended December 31, 1999 and appearing in this Current Report of Radian Group Inc. on Form 8-K/A.


/s/ Deloitte & Touche LLP

New York, New York
May 14, 2001